HARDING, LOEVNER FUNDS, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Harding, Loevner Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended, desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

Eric P. Nachimovsky, whose address was 600 Fifth Avenue, 26th Floor New York, NY 10020, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on July 31, 1996.

ARTICLE II

NAME

The name of the corporation (hereinafter called the “Corporation”) is Harding, Loevner Funds, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including, without limitation or obligation, acting as an open-end management investment company registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Corporation shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law (the “MGCL”).

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation within the State of Maryland is 2405 York Road, Suite 201, Lutherville-Timonium, Maryland, 21093-2264. The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland, 21093-2264. The resident agent is a Maryland corporation.

ARTICLE V

STOCK

Section 5.1 Authorized Shares of Stock. The Corporation is authorized to issue 7,800,000,000 shares, all of which shall be Common Stock, $.001 par value per share (the “Common Stock”), having an aggregate par value of $7,800,000. The shares of Common Stock are classified and designated in the following series and classes:

SERIES AND CLASS	NUMBER OF SHARES

International Equity Portfolio

Institutional Class	700,000,000
Investor Class	100,000,000
Institutional Class Z	300,000,000

Global Equity Portfolio

Advisor Class	400,000,000
Institutional Class	500,000,000
Institutional Class Z	200,000,000

Emerging Markets Portfolio

Advisor Class	500,000,000

International Small Companies Portfolio

Institutional Class	350,000,000
Institutional Class Z	350,000,000
Investor Class	200,000,000

Institutional Emerging Markets Portfolio

Institutional Class	500,000,000
Institutional Class Z	500,000,000

Frontier Emerging Markets Portfolio

Institutional Class	400,000,000
Institutional Class Z	200,000,000
Investor Class	400,000,000

International Equity Research Portfolio

Institutional Class	400,000,000

Emerging Markets Research Portfolio

Institutional Class	400,000,000

Global Equity Research Portfolio

Institutional Class	400,000,000

International Developed Markets Equity Portfolio

Institutional Class	500,000,000

International Developed Markets Select Equity ETF	500,000,000

The series of Common Stock established herein and any series hereafter established are each referred to herein as a “Series” or “Portfolio.” Any class of a Series hereafter established shall be referred to herein individually as a “Class” and collectively, together with any other class or classes of such Series from time to time established, as the “Classes”. If shares of one Series or Class of stock are classified or reclassified into shares of another Series or Class of stock pursuant to Section 5.2, the number of authorized shares of the former Series or Class shall be automatically decreased and the number of shares of the latter Series or Class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all Series and Classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 5.1 or as otherwise increased or decreased by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the MGCL and set forth in a subsequent filing with the State Department of Assessments and Taxation of Maryland (“SDAT”).

Section 5.2 Classification of Shares of Stock. The Board of Directors may classify any unissued shares of Common Stock from time to time in one or more Series or Classes of stock. The Board of Directors may reclassify any previously classified but unissued shares of any Series or Class of stock from time to time in one or more Series or Class of stock. Prior to issuance of classified or reclassified shares of any Series or Class, the Board of Directors by resolution shall: (a) designate that Series or Class to distinguish it from all other Series or Classes of stock of the Corporation; (b) specify the number of shares to be included in the Series or Class; (c) set or change, subject to the express terms of any Series or Class of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each Series or Class; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any Series or Class of stock set or changed pursuant to clause (c) of this Section 5.2 may be made dependent upon facts or events ascertainable outside the charter of the Corporation (the “Charter”), including determinations by the Board of Directors or other facts or events within the control of the Corporation, and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such Series or Class of stock is clearly and expressly set forth in the articles supplementary or other charter document filed with the SDAT.

Section 5.3 Assets and Liabilities in General. As more fully set forth hereafter, the assets and liabilities and the income and expenses of each Series or Class of the Corporation’s stock shall be determined separately from those of each other Series or Class of the Corporation’s stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to holders of shares of the Corporation’s stock may vary from Series to Series or Class to Class. In the event that there are any assets, income earnings, profits or proceeds which are not readily identifiable as belonging to any particular Series (collectively, “General Assets”), such General Assets shall be allocated by or under the direction of the Board of Directors to and among one or more Series and Classes in such a manner and on such basis as the Board of Directors in its sole discretion shall determine.

Section 5.4 Assets of Series or Class. Except as otherwise provided herein, all consideration received by the Corporation for the issuance or sale of shares of a Series or Class of the Corporation’s stock, together with all funds derived from any investment and reinvestment thereof and any General Assets allocated to such Series or Class, shall irrevocably belong to that Series or Class for all purposes, subject only to any automatic conversion of one Series or Class of stock into another, as hereinafter provided for, and to the rights of creditors of such Series or Class, and shall be so recorded upon the books of account of the Corporation, and are herein referred to as “assets belonging to” such Series or Class.

Section 5.5 Liabilities of Series or Class. The assets belonging to each Series or Class shall be charged with the debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to such Series or Class and with such Series’ or Class’ share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such Series or Class bears to the net asset value of all Series and Classes or as otherwise determined by the Board of Directors in accordance with applicable law. The determination of the Board of Directors shall be conclusive as to the allocation of debts, liabilities, obligations and expenses, including accrued expenses and reserves, to a Series or Class. The debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to a Series or Class are enforceable with respect to that Series or Class only and not against the assets of the Corporation generally or any other Series or Class of stock of the Corporation.

Section 5.6 Investment Portfolio of Series. The assets attributable to the Classes of a Series shall be invested in the same investment portfolio of the Corporation, and notwithstanding the foregoing provisions of Sections 5.4 and 5.5, the allocation of investment income and realized and unrealized capital gains and losses and expenses and liabilities of the Corporation and of any Series among the Classes of Common Stock of each Series shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities, including accrued expenses and reserves, and assets to one or more particular Series or Classes.

Section 5.7 Dividends and other Distributions. Shares of each Series or Class of stock shall be entitled to such dividends or other distributions, in cash, property or additional shares of stock or the same or another Series or Class, as may be authorized from time to time by the Board of Directors (by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine) and declared by the Corporation with respect to such Series or Class. The nature of in-kind property distributions may vary among the holders of a Series or Class, provided that the amount of the distribution per share, as determined by the Board of Directors, shall be equivalent for all holders of a Class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the different Series and with respect to the Class may vary with respect to each such Series and Class to reflect differing allocations of the expenses of the Corporation and the Series among the holders of such Classes and any resultant differences between the net asset values per share of such Classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The declaration dates and payment dates with respect to dividends and other distributions may vary among the Classes of a Series, including without limitation, with respect to a Class issued and redeemed only in Creation Units (as defined below). The Board of Directors may determine that dividends may be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period prior to the record date of the date of the distribution.

Section 5.8 Voting Rights. Except as provided below, on each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote (1) for each share standing in such stockholder’s name on the books of the Corporation or (2) if approved by the Board of Directors and pursuant to the issuance of an exemptive order from the Commission, for each dollar of net asset value per share of a Series or Class, as applicable. Subject to any applicable requirements of the Investment Company Act, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which the Board of Directors shall have determined affects only one or more (but less than all) Series or Classes of stock, in which case only the holders of shares of the Series or Classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act, or other applicable law, the holders of each of the Classes of each Series shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the Series or Class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act (a “Plan”) with respect to the Class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other Classes of Common Stock, but not the Class of which they are holders, or with respect to any other matter that does not affect the Class of Common Stock of which they are holders.

Section 5.9 Liquidation. In the event of the liquidation or dissolution of the Corporation, stockholders of each Class of the Corporation’s stock shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, but other than General Assets not attributable to any particular Class of stock, the assets attributable to the Class less the liabilities allocated to that Class; and the assets so distributable to the stockholders of any Class of stock shall be distributed among such stockholders in proportion to the number of shares of the Class held by them and recorded on the books of the Corporation. In the event that there are any General Assets not attributable to any particular Class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all Classes of a Series in proportion to the net asset value of the respective Classes or as otherwise determined by the Board of Directors.

Section 5.10 Redemption of Shares; Creation Units.

(a)   All shares of Common Stock now or hereafter authorized shall be available for purchase, and subject to redemption and redeemable at the option of the holder thereof, in accordance with and pursuant to procedures or methods prescribed or approved by the Board of Directors and, in the case of any Series or Class now or hereafter authorized, if so determined by the Board of Directors, shall be available for sale or redeemable only in aggregations of such number of shares and on such days as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Board of Directors from time to time with respect to such Series or Class. The number of shares comprising an aggregation for purposes of redemption or repurchase, as determined from time to time with respect to any Series or Class, shall be referred to herein as a “Creation Unit” and collectively, as “Creation Units”. To the extent permitted by the Investment Company Act, the Board of Directors’ determination that shares may be issued and redeemed only in Creation Units may apply to only one Class of a Series that includes Classes that are not issued and redeemed in Creation Units.

The Board of Directors shall have the unrestricted power to alter the number of shares constituting a Creation Unit for any Series or Class by resolutions adopted by the Board of Directors at any time, including prior to the time the Corporation commences operations. Each holder of a Creation Unit of a Series, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Corporation to redeem all or any number of such holder’s shares of Common Stock standing in the name of such holder on the books of the Corporation, but in the case of shares of any Series as to which the Board of Directors has determined that such shares shall be redeemed only in Creation Units, only in such Creation Units of shares of such Series as the Board of Directors may determine from time to time in accordance with this Section 5.10, at a redemption price per share equal to an amount determined by the Board of Directors in accordance with any applicable laws and regulations; provided that (i) such amount shall not exceed the net asset value per share determined in accordance with this Article, and (ii) if so authorized by the Board of Directors, the Corporation may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rate or rates as the Board of Directors may establish, as and to the extent permitted under the Investment Company Act. Such rates may vary depending on the type of redemption or repurchase in question (e.g., a redemption or repurchase for cash as opposed to a redemption or repurchase for portfolio securities). If so authorized by the Board of Directors, the Corporation may, at any time and from time to time, charge fees for effecting a purchase of Creation Units, at such rate or rates as the Board of Directors may establish, as and to the extent permitted under the Investment Company Act. Such rates may vary depending on the type of purchase in question, such as a purchase for cash as opposed to a purchase in exchange for portfolio securities. The purchase or redemption price for shares may be payable in cash, securities, property or a combination thereof, as determined by or at the direction of the Board of Directors from time to time, whether or not the shares are redeemed in a Creation Unit.

Notwithstanding any other provision of the Charter, the Board of Directors of the Corporation may suspend the right of the holders of shares or Creation Units of shares of any Series to require the Corporation to redeem such shares (or may suspend any voluntary repurchase of such shares pursuant to the provisions of the Charter) or postpone the date of payment of satisfaction upon redemption of such shares during any Financial Emergency.

For the purpose of the Charter, a “Financial Emergency” is defined as the whole or part of any period (i) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such Series is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such Series, or (iv) during any other period when the Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption.

(b)   The proceeds of the redemption of a share (including a fractional share) of any Class of stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

(c)   Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

(d)   The Board of Directors may cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of any Series or Class from a holder (1) upon such conditions with respect to the maintenance of stockholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion or (2) upon such conditions established by the Board of Directors in its sole discretion, for any other purpose, including, without limitation, a reorganization or liquidation of one or more Series or Classes. Payment for shares of Common Stock redeemed at the option of the Corporation may be made wholly or partly in cash or portfolio securities of the Corporation and, in the case of a reorganization, wholly or partly in cash or shares of another Series or Class of Common Stock of the Corporation or equity interests in another legal entity, and the form of payment may vary among the holders of Common Stock in the discretion of the Board of Directors.

(e)   Shares of stock of any Series and Class of the Corporation which have been redeemed or otherwise acquired by the Corporation shall constitute authorized but unissued shares of stock of such Series and Class.

Section 5.11 Conversion of Shares of Stock. At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act and applicable rules and regulations of the Financial Industry Regulatory Authority, or any successor organization, and from time to time reflected in the registration statement of the Corporation (the “Corporation’s Registration Statement”), shares of a particular Series or Class of stock of the Corporation or certain shares of a particular Class of stock of any Series of the Corporation may be automatically converted or exchanged, or may be converted or exchanged at the election of a stockholder, into shares of another Class of stock of such Series or a different Series of the Corporation based on the relative net asset values of such Classes at the time of conversion or exchange, subject, however, to any conditions that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation’s Registration Statement. The terms and conditions of such conversion or exchange may vary within and among the Classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation’s Registration Statement.

Section 5.12 Maintenance of Constant Net Asset Value. Pursuant to Section 7.1(d) upon a determination of the Board of Directors that the net asset value per share of a Class shall remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation’s accounting and portfolio valuation policies) of the Corporation attributable to the assets attributable to that Class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that Class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that Class, or fractions thereof, as shall permit the net asset value per share of that Class to remain constant.

Section 5.13 Fractional Shares. The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but (if whole shares are then represented by certificates) excluding any right to receive a stock certificate representing fractional shares.

Section 5.14 No Preemptive or Appraisal Rights. Except as may be provided by the Board of Directors, the holders of shares of Common Stock or other securities of the Corporation shall have no preemptive rights to subscribe for new or additional shares of its Common Stock or other securities and shall have no appraisal rights.

Section 5.15 Stockholders Subject to Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VI

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be eight, which number may be changed only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The names of the individuals who shall serve as directors of the Corporation until their successors are duly elected and qualify are:

Aaron J. Bellish

Carolyn N. Ainslie

Alexandra K. Lynn

Jill R. Cuniff

Jason Lamin

R. Kelly Doherty

Charles W. Freeman III

Eric Rakowski

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

Section 7.1  Powers of Board of Directors. In addition to its other powers explicitly or implicitly granted under the Charter, by law or otherwise, the Board of Directors of the Corporation:

(a)   has the power, at any time, to amend or repeal the Bylaws of the Corporation and to make new Bylaws, provided that, the Board of Directors may not amend or repeal Article XIV of the Bylaws as provided therein;

(b)   subject to applicable law, may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors;

(c)   is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of any Series or Class of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any Series or Class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable;

(d)   is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of any Series or Class of the Corporation’s stock.

Section 7.2  Approval of Charter Amendments and Extraordinary Corporate Matters. Notwithstanding any provision of the MGCL requiring a greater proportion than a majority of the votes entitled to be cast by holders of shares of all Series or Classes, or any Series or Class, of the Corporation’s stock in order to take or authorize any action, any such action may be taken or authorized if declared advisable by the Board of Directors and approved by the holders of shares entitled to cast a majority of the aggregate number of votes entitled to be cast thereon, subject to any applicable requirements of the Investment Company Act and to the provisions of the MGCL permitting extraordinary corporate actions and amendments to the Charter to be approved by a majority of the entire Board of Directors and in the manner and by the vote required (if any) under the Investment Company Act.

Section 7.3  Quorum of Stockholders. The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to Series or Class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes, regulatory requirements or the Charter, requires approval by a separate vote of one or more Series or Classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by holders of shares of each Series or Class entitled to vote as a Series or Class on the matter shall constitute a quorum.

Section 7.4  Determination Binding. Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular Class or Classes of the Corporation’s stock, as to the charging of any liability of the Corporation to a particular Class or Classes of the Corporation’s stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

ARTICLE VIII

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 8.1  Liability Exculpation. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

Section 8.2  Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter shall vest immediately upon the election of a director or officer. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in the Charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance or agreement or otherwise.

Section 8.3  Investment Company Act. The provisions of this Article VIII shall be subject to the limitations of the Investment Company Act.

Section 8.4  Effect of Future Amendment or Repeal. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRD: The foregoing amendment and restatement of the charter has been approved by a majority of the entire Board of Directors and the amendments contained in the foregoing amendment and restatement of the charter are limited to changes expressly authorized by Section 2-604(b) of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the charter.

SEVENTH: Immediately prior to the foregoing amendment and restatement of the charter, the Corporation had authority to issue 7,300,000,000 shares of Common Stock, having an aggregate par value of $7,300,000. The shares of Common Stock were classified and designated in the following series and classes:

SERIES AND CLASS	NUMBER OF SHARES

International Equity Portfolio
Institutional Class	700,000,000
Investor Class	100,000,000
Institutional Class Z	300,000,000
Global Equity Portfolio
Advisor Class	400,000,000
Institutional Class	500,000,000
Institutional Class Z	200,000,000
Emerging Markets Portfolio
Advisor Class	500,000,000
International Small Companies Portfolio
Institutional Class	350,000,000
Institutional Class Z	350,000,000
Investor Class	200,000,000
Institutional Emerging Markets Portfolio
Institutional Class	500,000,000
Institutional Class Z	500,000,000
Frontier Emerging Markets Portfolio
Institutional Class	400,000,000
Institutional Class Z	200,000,000
Investor Class	400,000,000
International Equity Research Portfolio
Institutional Class	400,000,000
Emerging Markets Research Portfolio
Institutional Class	400,000,000
Global Equity Research Portfolio
Institutional Class	400,000,000
International Developed Markets Equity Portfolio
Institutional Class	500,000,000

EIGHTH: Following the increase in authorized shares and classification of shares of Common Stock as specified in the foregoing amendment and restatement of the charter, the

Corporation has authority to issue 7,800,000,000 shares of Common Stock, having an aggregate par value of $7,800,000. The authorized shares of Common Stock are classified and designated as follows:

SERIES AND CLASS	NUMBER OF SHARES

International Equity Portfolio
Institutional Class	700,000,000
Investor Class	100,000,000
Institutional Class Z	300,000,000
Global Equity Portfolio
Advisor Class	400,000,000
Institutional Class	500,000,000
Institutional Class Z	200,000,000
Emerging Markets Portfolio
Advisor Class	500,000,000
International Small Companies Portfolio
Institutional Class	350,000,000
Institutional Class Z	350,000,000
Investor Class	200,000,000
Institutional Emerging Markets Portfolio
Institutional Class	500,000,000
Institutional Class Z	500,000,000
Frontier Emerging Markets Portfolio
Institutional Class	400,000,000
Institutional Class Z	200,000,000
Investor Class	400,000,000
International Equity Research Portfolio
Institutional Class	400,000,000
Emerging Markets Research Portfolio
Institutional Class	400,000,000
Global Equity Research Portfolio
Institutional Class	400,000,000
International Developed Markets Equity Portfolio
Institutional Class	500,000,000
International Developed Markets Select Equity ETF	500,000,000

NINTH: The undersigned officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 13th day of March, 2026.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

/s/ Lisa Price	By:	/s/ Ryan Bowles
Lisa Price		Ryan Bowles
Assistant Secretary		President